POWER OF ATTORNEY

	I, Jean-Pascal Tricoire, hereby appoint each of David Zuckerman, Jon Russo, Laura Kreman, and Stephanie Greenwald, of Qualcomm Incorporated (the "Company"), signing singly, as my attorney-in-fact to:

	(1)	Obtain Electronic Data Gathering, Analysis, and Retrieval
(EDGAR) Access Codes from the United States Securities and Exchange Commission (the "SEC");

	(2)	Execute on my behalf and in my capacity as a director and/or an officer of the Company, Forms 3, 4 and 5 (the "Form" or "Forms") in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Act") and the rules thereunder;

	(3)	Perform any and all acts on my behalf which may be necessary or desirable to complete and execute any Form and file such Form with the SEC and any stock exchange or similar authority; and

	(4)	Take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by me, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

	I hereby grant to each such attorney-in-fact full power and authority to do and perform any act necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present.  I ratify and confirm all that such attorney-in-fact shall lawfully do by the rights and powers granted by this Power of Attorney.  Each attorney-in-fact shall have full power of substitution or revocation.

	I acknowledge that the attorneys-in-fact, in serving in such capacity at my request, are not assuming, nor is the Company assuming, any of my responsibilities to comply with Section 16 of the Act.

	This Power of Attorney shall remain in full force and effect until I am no longer required to file the Forms with respect to my holdings of and transactions in securities issued by the Company, unless I earlier revoke it in a signed writing delivered to the Stock Administration Department of the Company for distribution to each of the foregoing attorneys-in-fact, and supercedes any previous Power of Attorney that may have been signed by me or on my behalf.


	/s/ Jean-Pascal Tricoire	11/23/2021  2:38:18 AM PST